Ingersoll Rand Reports Strong First-Quarter 2017 Results

Highlights (versus prior year, unless otherwise noted):

●	Q1 continuing EPS of $0.47; adjusted continuing EPS* of $0.57, up 14 percent

●	Ongoing strength in Climate and continued solid improvement in Industrial

●	Strong Q1 bookings up 6 percent; organic bookings* up 7 percent

●	Revenues up 4 percent

●	Reported operating margin down 60 bps due to planned restructuring costs; adjusted operating margin* up 20 basis points

●	Company increases low end of full-year continuing EPS guidance by $0.05 to $4.20 to $4.35, adjusted continuing EPS to $4.35 to $4.50

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, April 26, 2017 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.47 for the first quarter of 2017. The company reported net earnings of $117.1 million, or EPS of $0.45, for the first quarter of 2017. Excluding restructuring costs of ($0.10), adjusted continuing EPS* was $0.57.

First-Quarter 2017 Results

Financial Comparisons - First-Quarter Continuing Operations

$, millions	Q1 2017	Q1 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,435	$3,244	6%	7%
Net Revenues	$3,001	$2,894	4%	4%
Operating Income	$215	$225	-5%
Operating Margin	7.2%	7.8%	(0.6) PPts
Adjusted Operating Income*	$248	$234	6%
Adjusted Operating Margin	8.3%	8.1%	0.2 PPts
Continuing EPS	$0.47	$0.48	(2%)
Adjusted Continuing EPS	$0.57	$0.50	14%
Restructuring Cost	($32.7)	($8.4)	($24.3)
** Restated for adoption of ASU 2017-07. See tables in news release for additional information.

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“Focused execution of our business strategy enabled us to deliver another quarter of strong financial and operational performance,” said Michael W. Lamach, chairman and chief executive officer. “Commercial and Residential HVAC continued to deliver our bookings and revenue growth and our Industrial segment continued to make steady progress with solid order growth and expanding operating margins. Overall, our first-quarter performance was on track and gives us confidence in our full-year 2017 EPS guidance. We are continuing to build a stronger, more durable company over the long term.”

Highlights from the First Quarter of 2017 (all comparisons against the first quarter of 2016 unless otherwise noted)

•	Enterprise reported and organic revenues* were up 4 percent. Organic revenue growth in North American operations were up 6 percent and international operations were up 2 percent.

•	Reported operating margin was down 60 basis points due to planned restructuring in the quarter. Adjusted operating margin was up 20 basis points and was driven largely by volume and productivity.

•	Net earnings included $123.6 million, or EPS of $0.47, from continuing operations and a loss of ($6.5) million, or EPS of $(0.02), from discontinued operations.

•
The effective tax rate was 18.4 percent and included $15 million of benefit from adopting accounting standard update (ASU) 2016-09 which dictates that excess tax benefits from stock based compensation are now reported in income tax expense starting in Q1 2017. The benefit was included in the company’s tax guidance for 2017 and the company’s full-year tax rate is expected to remain 21 to 22 percent.

•
The company adopted ASU 2017-07 in the first quarter which revised the reporting of pension and postretirement expense to reclassify non-service costs from operating costs to other income/expense. The adoption improved operating income by approximately $8 million in both Q1 2017 and Q1 2016 and had no impact on net earnings or earnings per share. Please see table 9 of this news release for more details.

•
First-quarter results included planned restructuring charges of $(32.7) million, or $(0.10) per share. This charge was primarily related to a strategic decision to consolidate three plants within regions.

First-Quarter Business Review (all comparisons against the first quarter of 2016 unless otherwise noted)
Climate Segment: delivers energy-efficient products and innovative energy services. It includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage™ and Nexia™; and Thermo King® transport temperature control solutions.

$, millions	Q1 2017	Q1 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$2,673	$2,537	5%	6%
Net Revenues	$2,324	$2,214	5%	6%
Operating Income	$217.3	$217.2	0%
Operating Margin	9.4%	9.8%	(0.4) PPts
Adjusted Operating Income	$245.3	$219.1	12%
Adjusted Operating Margin	10.6%	9.9%	0.7 PPts
** Restated for adoption of ASU 2017-07. See tables in news release for additional information.

•	Revenue and bookings both increased 5 percent; organic revenue and bookings up 6 percent.

•	Continued adjusted operating margin expansion and share gains for Commercial and Residential HVAC.

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Commercial HVAC

•	Reported and organic revenue up high-single digits with gains in applied equipment, unitary equipment, parts and service.

•
Regionally, low-teens growth in North America led the increase in organic revenues. Asia was up high-single digits. Europe was slightly down due to lower demand for equipment, offsetting gains in service. The Middle East had a high-single digits decline.

•	Reported and organic bookings up high-single digits with high-single digit increases in North America, and double-digit increases in the Middle East and China.

Residential HVAC

•	Strong performance in the quarter with significant improvements in revenue, bookings and adjusted operating margins.

•	Revenue and bookings up high-single digits and market share increased.

Transport Refrigeration

•	Reported revenues down mid-single digits and organic revenues down low-single digits due to softening trailer markets in the Americas. Marine containers and auxiliary power units also declined in Q1.

•	Bookings decreased low-single digits primarily due to declining markets in North American trailer.

Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and consumer low-speed vehicles.

$, millions	Q1 2017	Q1 2016**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$762	$707	8%	9%
Net Revenues	$676	$681	(1%)	1%
Operating Income	$65.8	$63.8	3%
Operating Margin	9.7%	9.4%	0.3 PPts
Adjusted Operating Income	$70.5	$66.9	5%
Adjusted Operating Margin	10.4%	9.8%	0.6 PPts
** Restated for adoption of ASU 2017-07. See tables in news release for additional information.

•	Strong first quarter with bookings up 8 percent and organic bookings up 9 percent.

•	Organic revenue growth was the result of significant aftermarket growth in the Compression Technologies business and continued growth at Club Car.

•	The company continues to maintain focus on improving operating margins through driving mix to services, new product development and cost reductions.

•	Regionally, revenue growth in Asia and Latin America was partially offset by declines in North America and EMEA.

Compression Technologies

•	Bookings were up high-single digits in aftermarket and up mid-single digits in equipment.

•	Equipment revenue was down high-single digits from softness in heavy industrial and process end markets.

•	Focus on aftermarket parts and services delivering mid-single digit revenue growth.

•	Margins improved significantly due to continued commercial focus and cost containment actions.

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Industrial Products

•	Bookings were up mid-single digits, with solid performance in the short cycle tools and fluid management businesses and continued weakness in material handling.

Small electric vehicle (Club Car)

•	Bookings up mid-teens. Revenue was up mid-single digits with gains in consumer, golf, utility vehicles and in aftermarket.

Balance Sheet and Cash Flow

$, millions	Q1 2017	Q1 2016**	Y-O-Y Change
Cash From Operating Activities	$(43.4)	$(7.6)	$(35.8)
Free Cash Flow*	$(73.4)	$(41.9)	$(31.5)
Working Capital/Revenue*	5.8%	6.2%	40 bps improvement
Cash Balance 31 March	$1,322	$613	$709
Debt Balance 31 March	$4,072	$4,473	($401)
** Restated for adoption of ASU 2016-09.

•	The company repurchased $417 million or 5.1 million shares year to date; $250 million or 3.1 million shares were repurchased in the first quarter.

•	First-quarter cash flow from operating activities was $(43) million, consistent with the company’s expectations and normal seasonality.

•	Working capital to revenue ratio improved by 40 basis points.

•	Cash balance at March 31 increased by $709 million to $1.32 billion.

Company Reaffirms Full-Year 2017 Guidance

•	Revenues up ~2 percent; organic revenues up ~3 percent compared with 2016.

•	Continuing EPS of $4.20 to $4.35, including EPS of $(0.15) for restructuring; adjusted continuing EPS of $4.35 to $4.50.

•	Average diluted shares of approximately 261 million including the $417 million year-to-date share repurchase.

•	GAAP effective tax rate of approximately 21 percent to 22 percent.

•	Cash flow from operating activities of $1.4 billion to $1.5 billion. Free cash flow from $1.1 billion to $1.2 billion.

•
Capital allocation: ~$1.9 billion; $1.5 billion between share buyback and bolt-on acquisitions and ~$415 million for dividends. Year-to-date the company has spent $417 million on share buybacks and $103 million on dividends.

•	Capex of ~$250 million and Corporate G&A ~$240 million.

Investor's Day 2017

•	Ingersoll Rand’s 2017 investor’s day is May 10. The company will webcast the event on our website at ingersollrand.com.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our projected 2017 full-year financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2016, Form 10-Q for the quarter ended March 31, 2017, and other SEC filings. We assume no obligation to update these forward-looking statements.

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This news release also includes non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands - including Club Car®, Ingersoll Rand®,  Thermo King® and Trane® - work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
4/26/17

(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Table 2: Business Review

•	Tables 3 - 5: Reconciliation of GAAP to Non-GAAP

•	Table 6: Condensed Consolidated Balance Sheet

•	Table 7: Condensed Consolidated Statement of Cash Flow

•	Table 8: Balance Sheet Metrics and Free Cash Flow

•	Table 9: Adoption of ASU 2017-07

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Zac Nagle
704-655-5324, mzelent@irco.com	704-655-4469, InvestorRelations@irco.com

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*Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders closed/completed in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Adjusted operating income is defined as GAAP operating income plus restructuring expenses in 2017 and 2016. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

In 2017 and 2016, Adjusted continuing EPS is defined as GAAP continuing EPS plus restructuring expenses, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Free cash flow in 2017 and 2016 is defined as net cash provided by operating activities, less capital expenditures, plus cash payments for restructuring. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of March 31) by the annualized revenue for the period (e.g. reported revenues for the three months ended March 31) multiplied by 4 to annualize for a full year.

Adjusted effective tax rate for Q1 2017 and Q1 2016 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs, divided by earnings from continuing operations before income taxes plus restructuring expenses. This measure allows for a direct comparison of the effective tax rate between periods.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q1 2017) less the prior period (e.g. Q1 2016), divided by the change in net revenues for the current period less the prior period.

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter
	ended March 31,
	2017	2016*
Net revenues	$3,000.6	$2,894.1
Cost of goods sold	(2,126.1)	(2,041.2)
Selling & administrative expenses	(659.5)	(627.5)
Operating income	215.0	225.4
Interest expense	(54.0)	(56.7)
Other income/(expense), net	(4.7)	1.9
Earnings before income taxes	156.3	170.6
Provision for income taxes	(28.7)	(41.9)
Earnings from continuing operations	127.6	128.7
Discontinued operations, net of tax	(6.5)	26.9
Net earnings	121.1	155.6
Less: Net earnings attributable to noncontrolling interests	(4.0)	(3.2)
Net earnings attributable to Ingersoll-Rand plc	$117.1	$152.4

Amounts attributable to Ingersoll-Rand plc
ordinary shareholders:
Continuing operations	$123.6	$125.5
Discontinued operations	(6.5)	26.9
Net earnings	$117.1	$152.4

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.47	$0.48
Discontinued operations	(0.02)	0.10
	$0.45	$0.58

Weighted-average number of common shares
outstanding:
Diluted	262.6	261.3

* Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter
	ended March 31,
	2017	2016**
Climate
Net revenues	$2,324.1	$2,213.5
Segment operating income *	217.3	217.2
and as a % of Net revenues	9.4%	9.8%

Industrial
Net revenues	676.5	680.6
Segment operating income *	65.8	63.8
and as a % of Net revenues	9.7%	9.4%

Unallocated corporate expense	(68.1)	(55.6)

Total
Net revenues	$3,000.6	$2,894.1
Consolidated operating income	$215.0	$225.4
and as a % of Net revenues	7.2%	7.8%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

** Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2017
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$3,000.6	$—		$3,000.6

	Operating income	215.0	32.7	(a)	247.7
	Operating margin	7.2%			8.3%

	Earnings from continuing operations before income taxes	156.3	32.7	(a)	189.0
	Provision for income taxes	(28.7)	(7.9)	(b)	(36.6)
	Tax rate	18.4%			19.4%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$123.6	$24.8	(c)	$148.4

	Diluted earnings per common share
	Continuing operations	$0.47	$0.10		$0.57

	Weighted-average number of common shares outstanding
	Diluted	262.6	—		262.6

	Detail of Adjustments:
(a)	Restructuring costs		$32.7
(b)	Tax impact of adjustments		(7.9)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$24.8

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2016
		As			As
		Reported*	Adjustments		Adjusted
	Net revenues	$2,894.1	$—		$2,894.1

	Operating income	225.4	8.4	(a)	233.8
	Operating margin	7.8%			8.1%

	Earnings from continuing operations before income taxes	170.6	8.4	(a)	179.0
	Provision for income taxes	(41.9)	(2.0)	(b)	(43.9)
	Tax rate	24.5%			24.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$125.5	$6.4	(c)	$131.9

	Diluted earnings per common share
	Continuing operations	$0.48	$0.02		$0.50

	Weighted-average number of common shares outstanding
	Diluted	261.3	—		261.3

	Detail of Adjustments:
(a)	Restructuring costs		$8.4
(b)	Tax impact of adjustments		(2.0)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$6.4

* Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the quarter ended March 31, 2017		For the quarter ended March 31, 2016*
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,324.1		$2,213.5

Segment operating income	$217.3	9.4%	$217.2	9.8%
Restructuring	28.0	1.2%	1.9	0.1%
Adjusted operating income	245.3	10.6%	219.1	9.9%
Depreciation and amortization	60.8	2.6%	57.2	2.6%
Adjusted OI plus D&A	$306.1	13.2%	$276.3	12.5%

Industrial
Net revenues	$676.5		$680.6

Segment operating income	$65.8	9.7%	$63.8	9.4%
Restructuring	4.7	0.7%	3.1	0.4%
Adjusted operating income	70.5	10.4%	66.9	9.8%
Depreciation and amortization	19.2	2.8%	16.3	2.4%
Adjusted OI plus D&A	$89.7	13.2%	$83.2	12.2%

Corporate
Unallocated corporate expense	$(68.1)		$(55.6)
Restructuring	0.0		3.4
Adjusted corporate expense	(68.1)		(52.2)
Depreciation and amortization	6.7		14.5
Adjusted corporate expense plus D&A	$(61.4)		$(37.7)

Total Company
Net revenues	$3,000.6		$2,894.1

Operating income	$215.0	7.2%	$225.4	7.8%
Restructuring	32.7	1.1%	8.4	0.3%
Adjusted operating income	247.7	8.3%	233.8	8.1%
Depreciation and amortization	86.7	2.8%	88.0	3.0%
Adjusted OI plus D&A	$334.4	11.1%	$321.8	11.1%

* Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of adjusted operating income, plus depreciation and amortization, adjusted corporate expense, plus depreciation and amortization and related margins assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

	March 31,	December 31,
	2017	2016
ASSETS	UNAUDITED
Cash and cash equivalents	$1,322.5	$1,714.7
Accounts and notes receivable, net	2,199.4	2,223.0
Inventories	1,599.7	1,385.8
Other current assets	292.4	255.8
Total current assets	5,414.0	5,579.3
Property, plant and equipment, net	1,497.7	1,511.0
Goodwill	5,694.1	5,658.4
Intangible assets, net	3,758.0	3,785.1
Other noncurrent assets	895.7	863.6
Total assets	$17,259.5	$17,397.4

LIABILITIES AND EQUITY
Accounts payable	$1,378.5	$1,334.0
Accrued expenses and other current liabilities	1,794.3	1,895.5
Short-term borrowings and current maturities of long-term debt	361.3	360.8
Total current liabilities	3,534.1	3,590.3
Long-term debt	3,711.1	3,709.4
Other noncurrent liabilities	3,360.4	3,379.4
Shareholders' Equity	6,653.9	6,718.3
Total liabilities and equity	$17,259.5	$17,397.4

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the quarter
	ended March 31,
	2017	2016*
Operating Activities
Earnings from continuing operations	$127.6	$128.7
Depreciation and amortization	86.7	88.0
Changes in assets and liabilities and other non-cash items	(247.6)	(217.6)
Net cash used in continuing operating activities	(33.3)	(0.9)
Net cash used in discontinued operating activities	(10.1)	(6.7)
Net cash used in operating activities	(43.4)	(7.6)

Investing Activities
Capital expenditures	(35.2)	(40.1)
Acquisition of businesses, net of cash acquired and other	(9.4)	—
Net cash used in investing activities	(44.6)	(40.1)

Financing Activities
Short-term borrowings (repayments), net	—	254.0
Dividends paid to ordinary shareholders	(102.7)	(82.2)
Repurchase of ordinary shares	(250.1)	(250.1)
Other financing activities, net	11.3	(19.9)
Net cash used in financing activities	(341.5)	(98.2)

Effect of exchange rate changes on cash and cash equivalents	37.3	22.0
Net decrease in cash and cash equivalents	(392.2)	(123.9)
Cash and cash equivalents - beginning of period	1,714.7	736.8
Cash and cash equivalents - end of period	$1,322.5	$612.9

* Retrospectively restated for the adoption of ASU 2016-09 on January 1, 2017, the impact of which resulted in an improvement to cash flow used in operating activities with a corresponding offset to cash flow used in financing activities of $4.4M.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	December 31,	March 31,	March 31,
	2016*	2017	2016*
Net Receivables	$2,223	$2,199	$2,155
Days Sales Outstanding	60.4	66.9	67.9

Net Inventory	$1,386	$1,600	$1,613
Inventory Turns	6.8	5.3	5.1

Accounts Payable	$1,334	$1,379	$1,346
Days Payable Outstanding	51.9	59.2	60.2

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	Forecast (b)
	For the year ending	Quarter ended	Quarter ended
	December 31, 2017	March 31, 2017	March 31, 2016**
Cash flow provided by (used in) operating activities (a)	$1,360.0	$(43.4)	$(7.6)
Capital expenditures	(250.0)	(35.2)	(40.1)
Cash payment for restructuring	40.0	5.2	5.8
Free cash flow	$1,150.0	$(73.4)	$(41.9)

(a) Includes both continuing and discontinued operations.
(b) Amounts are approximate.
* Retrospectively restated for adoption of ASU 2017-07, see Table 9 for additional information.
** Retrospectively restated for the adoption of ASU 2016-09 on January 1, 2017, the impact of which resulted in an improvement to cash flow provided by (used in) operating activities of $4.4M.
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.
The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.
The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC
Impact to Q1 2017 and Q1 2016 for the adoption of ASU 2017-07 (1)
(In millions)

UNAUDITED

		For the quarter			For the quarter
		ended March 31, 2017			ended March 31, 2016
		Cost of goods sold	Selling & administrative expenses	Total	Cost of goods sold	Selling & administrative expenses	Total
Climate	(2)	$3.6	$0.7	$4.3	$1.9	$1.0	$2.9

Industrial		0.4	0.7	1.1	0.5	0.9	1.4

Unallocated corporate		2.5	0.3	2.8	3.4	0.4	3.8

Operating Income		6.5	1.7	8.2	5.8	2.3	8.1

Other income/(expense), net		(6.5)	(1.7)	(8.2)	(5.8)	(2.3)	(8.1)

Earnings before income taxes		$—	$—	$—	$—	$—	$—

(1) The Company adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on January 1, 2017. This adoption requires that components of net periodic pension and postretirement benefit cost other than the service cost component be included in the line item "Other income/(expense), net" in the income statement.

(2) Amounts recorded within the 2017 Cost of Goods Sold account of Climate contains a non-cash pension curtailment loss of $2.3 million associated with a certain defined benefit plan freeze that is effective January 1, 2022.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION